UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2005

KAISER VENTURES LLC

(Exact name of registrant as specified in its charter)

DELAWARE	000-33433	33-0972983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3633 Inland Empire Blvd., Suite 480, Ontario, CA	91764
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 909.483.8500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

Kaiser Ventures LLC furnishes this report pursuant to item 8.01 of Form 8-K.

On September 20, 2005, the Federal District Court for the United States District Court for the Central District of California - Eastern Division issued its opinion in Donna Charpied, et al., Plaintiffs v. United States Department of Interior, et al., Defendants (Case No. ED CV 99-0454 RT (Mex)) and in National Parks and Conservation Association, Plaintiff v. Bureau of Land Management, et al., Defendants (ED CV 00-0041 RT (Mex)). The decision is adverse to the Eagle Mountain landfill project in that it sets aside a land exchange completed between the Company and U.S. Bureau of Land Management (“BLM”) in October 1999 and two BLM rights-of-way.

In the exchange, the Company’s wholly owned subsidiary, Kaiser Eagle Mountain, Inc. (now Kaiser Eagle Mountain, LLC) transferred approximately 2,800 acres of Kaiser-owned property along its railroad right-of-way to the BLM and a cash equalization payment in exchange for approximately 3,500 acres of land within the Eagle Mountain landfill project area. The land exchanged by the Company was identified as prime desert tortoise habitat and was a prerequisite to completion of the permitting of the Eagle Mountain landfill project. Following completion of the land exchange, two lawsuits were filed challenging it and requesting its reversal. The plaintiffs argued that the land exchange should have been reversed, because, among other reasons, the BLM failed to comply with the National Environmental Policy Act and the Federal Land Management Policy Act. The Federal District Court concluded that the environmental impact statement was deficient in its explanation and/or environment analysis with regard to: (i) the issue of eutrophication which deals with the introduction of nutrients, in this case primarily nitrogen, as a result of the existence of the landfill; (ii) Big Horn Sheep, which is not an endangered species; (iii) the statement of purpose and need for the project; and (iv) the reasonable range of alternatives to the proposed project. The Court did rule in favor of the Eagle Mountain project with regard to the environmental analysis and explanation for: (i) noise; (ii) night lighting; (iii) visual impacts; (iv) the desert tortoise; (v) groundwater; and (vi) air. The Court also ruled that the environmental impact statement was deficient under the Federal Land Management Policy Act with regard to: (i) the appraisal undertaken by the BLM in the land exchange; and (ii) a full discussion of the BLM’s conclusions on the public need for the landfill project.

A copy of the Company’s press release with respect to the decision is filed as Exhibit 99.1 to this Form 8-K and a copy of the Federal District Court opinion is filed as Exhibit 99.2 to this Form 8-K.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS

(c)	Exhibits

99.1	Kaiser Ventures LLC Press Release dated September 22, 2005, announcing adverse decision in land exchange litigation, filed with this report.

99.2	Decision of the United States District Court for the Central District of California-Eastern Division dated September 20, 2005 in Donna Charpied, et al., Plaintiffs v. United States Department of Interior, et. al, Defendants (Case No. ED CV 99-0454 RT (Mex)) and in National Parks and Conservation Association, Plaintiff v. Bureau of Land Management, et al., Defendants (ED CV 00-0041 RT (Mex)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER VENTURES LLC
(Registrant)

Date: September 23, 2005	/s/ TERRY L. COOK
(Signature)*
Terry L. Cook
Executive Vice President – General Counsel

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